UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 4, 2019

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment to Andrew Low Ah Kee Employment Agreement
On September 4, 2019, GoDaddy Inc. (the "Company") amended the employment agreement (the "Employment Agreement") previously entered into between Andrew Low Ah Kee, the Company’s Chief Operating Officer, and the Company and certain of its affiliates (the "Employment Agreement Amendment").
The Employment Agreement Amendment extends the term of the Employment Agreement to December 31, 2024, and provides for the enhanced severance benefits described below. No other material amendments were made to the Employment Agreement.
If Mr. Low Ah Kee’s employment is terminated without cause or he resigns for good reason (both terms as defined in the Employment Agreement, as amended by the Employment Agreement Amendment) during the period beginning three months prior to and ending 18 months following a change in control (the "Change in Control Period"), Mr. Low Ah Kee is entitled to a severance payment equal to 150% of his annual salary, a payment equal to 150% of his annual target bonus for the year of separation, vesting acceleration of all outstanding and unvested time-based and performance-based equity awards (with performance measured at the greater of target or actual performance) and a payment equal to the cost of health insurance coverage under COBRA for 18 months, as set forth in the Employment Agreement Amendment.
If Mr. Low Ah Kee’s employment is terminated without cause or he resigns for good reason outside the Change in Control Period, Mr. Low Ah Kee is entitled to a severance payment equal to 100% of his annual salary and his annual target bonus for the year of separation, vesting acceleration of time-based equity awards that would have vested during the next 12 months following the termination date, pro-rata vesting of performance-based equity awards that would have vested based on satisfaction of performance criteria for the performance period(s) ending on or within 12 months following the termination date (with any individual performance criteria deemed fully satisfied) and payment equal to the cost of health insurance coverage under COBRA for 18 months, as set forth in the Employment Agreement Amendment.
All severance payments are contingent on his signing and not revoking a release of claims and compliance with the terms of the Employment Agreement, as amended by the Employment Agreement Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	September 9, 2019	/s/ Nima J. Kelly
Nima J. Kelly
Chief Legal Officer & Executive Vice President